EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Verilink Corporation of our report dated September 21, 2005, relating to the consolidated financial statements and financial statement schedule as of and for the year ended July 1, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
November 28, 2005